Exhibit 5.2

May 23, 2025

Agree Realty Corporation
Agree Limited Partnership
32301 Woodward Avenue
Royal Oak, Michigan 48073

Re:	Agree Realty Corporation, a Maryland corporation (the “Company”) -- Issuance and sale of $400,000,000 aggregate principal amount of 5.600% Notes due 2035 (the “Notes”) by Agree Limited Partnership, a Delaware limited partnership of which the Company acts as the general partner (the “Operating Partnership”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-271668) filed with the United States Securities and Exchange Commission (the “Commission”) on May 5, 2023, as amended by Post-Effective Amendment No. 1 filed with the Commission on May 6, 2024 and Post-Effective Amendment No. 2 filed with the Commission on May 14, 2025 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as (i) Maryland corporate counsel to the Company, (ii) Maryland limited liability company counsel to Agree Wawa Baltimore, LLC, a Maryland limited liability company of which the Operating Partnership is the sole member (the “Maryland Guarantor”), (iii) California limited liability company counsel to Agree Roseville CA, LLC, a California limited liability company of which the Operating Partnership is the sole member (the “California Guarantor”), (iv) Georgia limited liability company counsel to Agree Marietta, LLC, a Georgia limited liability company of which the Operating Partnership is the sole member (the “Georgia Guarantor”), and (v) New Jersey limited liability company counsel to Agree Absecon Urban Renewal, LLC, a New Jersey limited liability company of which the Operating Partnership is the sole member (the “New Jersey Guarantor” and together with the Maryland Guarantor, the California Guarantor and the Georgia Guarantor, collectively, the “Subsidiary Guarantors”), in connection with the registration of the Notes by the Operating Partnership and the guarantee of the Notes by the Company and the Subsidiary Guarantors, under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company, Maryland limited liability company counsel to the Maryland Guarantor, California limited liability company counsel to the California Guarantor, Georgia limited liability company counsel to the Georgia Guarantor and New Jersey limited liability company counsel to the New Jersey Guarantor, and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)            the corporate charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on December 15, 1993, Articles of Amendment filed with the Department on April 7, 1994, two Articles Supplementary filed with the Department on December 8, 2008, Articles Supplementary filed with the Department on September 21, 2012, Articles of Amendment filed with the Department on May 8, 2013, two Articles Supplementary filed with the Department on July 31, 2013, Articles of Amendment filed with the Department on May 5, 2015 and Articles of Amendment filed with the Department on May 3, 2016, Articles Supplementary filed with the Department on February 26, 2019, Articles of Amendment filed with the Department on April 25, 2019, Articles of Amendment filed with the Department on May 7, 2021, Articles Supplementary filed with the Department on September 13, 2021 and Articles of Amendment filed with the Department on May 16, 2025;

BALLARD SPAHR LLP

Agree Realty Corporation

Agree Limited Partnership

May 23, 2025

(ii)           the Bylaws of the Company adopted as of November 8, 2006, as amended and restated by the Amended and Restated Bylaws of the Company, adopted as of May 8, 2013, as amended by the First Amendment to the Amended and Restated Bylaws of the Company, adopted as of February 26, 2019, as further amended and restated by the Second Amended and Restated Bylaws, adopted as of December 6, 2024 (the “Bylaws”);

(iii)          the Articles of Organization of the Maryland Guarantor filed with the Department on July 14, 2011 and the Articles of Amendment of the Maryland Guarantor filed with the Department on June 30, 2024 (the “Maryland Articles of Organization”);

(iv)          the Operating Agreement of the Maryland Guarantor, dated as of December 23, 2011 (the “Maryland Operating Agreement”);

(v)           the Articles of Organization of the California Guarantor filed with the Secretary of State of the State of California (the “California Secretary of State”) on August 22, 2011 (the “California Articles of Organization”);

(vi)          the Operating Agreement of the California Guarantor, dated as of August 22, 2011 (the “California Operating Agreement”);

(vii)         the Articles of Organization of the Georgia Guarantor filed with the Georgia Secretary of State (the “Georgia Secretary of State”) on June 1, 2011 (the “Georgia Articles of Organization”);

(viii)        the Operating Agreement of the Georgia Guarantor, dated as of June 9, 2011 (the “Georgia Operating Agreement”);

(ix)           the Certificate of Formation of the New Jersey Guarantor filed with the Department of the Treasury, Division of Revenue and Enterprise Services of the State of New Jersey (the “New Jersey Treasurer”) on April 17, 2023 (the “New Jersey Certificate of Formation”);

BALLARD SPAHR LLP

Agree Realty Corporation

Agree Limited Partnership

May 23, 2025

(x)            the Operating Agreement of the New Jersey Guarantor, dated as of May 11, 2023 (the “New Jersey Operating Agreement”);

(xi)           resolutions adopted by the Board of Directors of the Company, or a duly authorized committee thereof, on or as of May 4, 2023, May 13, 2025 and May 14, 2025 (together, the “Directors’ Resolutions”);

(xii)          resolutions adopted by the sole member of each of the Subsidiary Guarantors, on or as of May 14, 2025 (the “Subsidiary Guarantor Resolutions”);

(xiii)        the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Partnership Agreement”);

(xiv)        the Registration Statement and the related form of prospectus and prospectus supplement included therein, in substantially the form filed with the Commission pursuant to the Act;

(xv)         a copy of the fully executed Indenture, dated as of August 17, 2020 (the “Base Indenture”), by and among the Company, the Operating Partnership and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association (the “Trustee”), as amended and supplemented by the Officer’s Certificate, dated as of May 23, 2025, executed by an officer of the Company, on behalf of the Company in its own capacity and as sole general partner of the Operating Partnership, pursuant to Sections 2.1, 2.2 and 11.5 of the Base Indenture and establishing the forms and terms of the Notes (the “Indenture Officer’s Certificate”, and together with the Base Indenture, the “Indenture”);

(xvi)        a copy of the fully executed global note, dated as of May 23, 2025 (the “Global Note”), registered in the name of The Depository Trust Company’s nominee Cede & Co., representing the Notes;

(xvii)       a copy of each fully executed guarantee, dated as of May 23, 2025 (individually and collectively, the “Guarantee”), made by the Company and each of the Subsidiary Guarantors for the benefit of the holders of the Notes and annexed to the Global Note;

(xviii)      a certificate of Joey Agree, President and Chief Executive Officer of the Company, and Peter Coughenour, Chief Financial Officer and Secretary of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Maryland Articles of Organization, the Maryland Operating Agreement, the California Articles of Organization, the California Operating Agreement, the Georgia Articles of Organization, the Georgia Operating Agreement, the New Jersey Certificate of Formation, the New Jersey Operating Agreement, the Directors’ Resolutions, the Subsidiary Guarantor Resolutions and the Partnership Agreement are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate, and certifying as to the form, approval, execution and delivery of the Indenture, the Global Note and the Guarantee;

BALLARD SPAHR LLP

Agree Realty Corporation

Agree Limited Partnership

May 23, 2025

(xix)         a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(xx)          a status certificate of the Department, dated as of a recent date, to the effect that the Maryland Guarantor is duly formed and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland (the “Maryland Status Certificate”);

(xxi)         a certificate of status issued by the California Secretary of State with respect to the California Guarantor, dated as of a recent date (the “California Status Certificate”);

(xxii)        a Certificate of Existence relating to the Georgia Guarantor issued by the Georgia Secretary of State on a recent date (the “Georgia Status Certificate”);

(xxiii)       a certificate issued by the New Jersey Treasurer, dated as of a recent date, stating that the New Jersey Guarantor is in good standing as a limited liability company of the State of New Jersey (the “New Jersey Status Certificate”); and

(xxiv)       such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)           each person executing any of the Documents on behalf of a party (other than the Company and the Subsidiary Guarantors) is duly authorized to do so;

(b)           each natural person executing any of the Documents is legally competent to do so;

(c)           any of the Documents submitted to us as originals are authentic; any of the Documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)           the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)           the Company has not, and is not required to be, registered under the Investment Company Act of 1940;

BALLARD SPAHR LLP

Agree Realty Corporation

Agree Limited Partnership

May 23, 2025

(f)            the consummation of the transactions contemplated by the Indenture, the Global Note and the Guarantee will result in receipt by each of the Subsidiary Guarantors of good and valuable consideration;

(g)           the Notes will be issued under, and subject to the terms of, the Indenture; and

(h)           the Notes will be issued in book-entry form, represented by the Global Note, and will be authenticated by the Trustee in accordance with and subject to the terms of the Indenture.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.             Based solely on the Maryland Status Certificate, the Maryland Guarantor is existing as a limited liability company in good standing under the laws of the State of Maryland.

3.             Based solely on the California Status Certificate, the California Guarantor is existing as a limited liability company in good standing under the laws of the State of California.

4.             Based solely on the Georgia Status Certificate, the Georgia Guarantor is existing as a limited liability company under the laws of the State of Georgia.

5.             Based solely on the New Jersey Status Certificate, the New Jersey Guarantor is presently existing as a limited liability company in good standing under the laws of the State of New Jersey.

6.             The Company has the corporate power to create the obligation evidenced by the Guarantee.

7.             Each of the Subsidiary Guarantors has the limited liability company power to create the obligation evidenced by the Guarantee.

8.            The issuance of the Notes, the guarantee of the Notes by the Company, and the execution and delivery of the Global Note and the Guarantee, pursuant to the Indenture and the Registration Statement, in each case by the Company in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, as the case may be, have been duly authorized by all necessary corporate action on the part of the Company. The Global Note and the Guarantee have been duly executed and delivered by the Company in its own capacity and, in its capacity as general partner of the Operating Partnership, on behalf of the Operating Partnership, as the case may be.

BALLARD SPAHR LLP

Agree Realty Corporation

Agree Limited Partnership

May 23, 2025

9.            The guarantee of the Notes by each of the Subsidiary Guarantors, and the execution and delivery of the Guarantee, pursuant to the Indenture and the Registration Statement, by each of the Subsidiary Guarantors have been duly authorized by all necessary limited liability company action on the part of each of the Subsidiary Guarantors. The Guarantee has been duly executed and delivered by each of the Subsidiary Guarantors.

The foregoing opinions are limited to the substantive laws of the State of Maryland, the State of California, the State of Georgia and the State of New Jersey, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, the State of California, the State of Georgia and the State of New Jersey, or as to federal or state laws regarding fraudulent transfers or the Trust Indenture Act of 1939, as amended, and we express no opinion with respect to the limited partnership actions required for the Operating Partnership to authorize, execute or deliver any document. To the extent that any matter as to which our opinions are expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, the State of California, the State of Georgia or the State of New Jersey, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K relating to the Notes and the Guarantee, which is incorporated by reference in the Registration Statement, and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Notes and the Guarantee. We also consent to the identification of our firm in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP